Exhibit 99.2

1 First Quarter 2009 Results Supplemental Information May 5, 2009

2 "Safe Harbor" Statement Caution Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. We wish to take advantage of "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and we caution you that actual events or results may differ materially from the expectations we express in our forward-looking statements as a result of various risks and uncertainties, many of which are beyond our control. Factors that could cause our actual results to differ materially from these forward-looking statements, include: (1) changes in laws and regulations, (2) changes in the competitive environment, (3) changes in technology, (4) franchise related matters, (5) market conditions that may adversely affect the availability of debt and equity financing for working capital, capital expenditures or other purposes, (6) demand for the programming content we distribute or continued access to programming content, (7) general economic conditions, and (8) other risks described from time to time in reports and other documents we file with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures. Definitions and reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.rcn.com.

3 Highlights Revenue +5% / EBITDA +20% $7M Free Cash Flow Geographic / customer segment diversity benefiting growth Network investments paying off Liquidity position remains solid Revenue & EBITDA EBITDA Mix ($ in millions) Note: Totals may not add due to rounding

4 Residential / SMB Update Revenue +3% / EBITDA +13% Continued Customer / RGU growth Key metrics remain strong 68% bundle rate $110 ARPC(1) 91% digital penetration Growth initiatives HD / VOD / Int'l content expansion SMB penetration gains DOCSIS 3.0 launch High ROI footprint expansion Customers RGUs (Customers and RGUs in 000s) Calculated using all customer relationships; Using video RGU's only, this figure would be $129 Note: Totals may not add due to rounding

5 RCN Metro Update Revenue +12%, EBITDA +43% EBITDA margin up ~700bps to 32% Demand remains strong $39M TCV sold in Q109 Installs +40% Y-o-Y Install Backlog at 3+ months Growth initiatives Managed Services Ethernet Bursting / QOS Strategic Network Expansion

6 Consolidated Results Revenue ($ in millions) EBITDA +5% Y-o-Y +20% Y-o-Y Note: Totals may not add due to rounding. EBITDA Margin Capex

7 Residential / SMB Results Revenue ($ in millions) EBITDA Note: Totals may not add due to rounding. EBITDA Margin Capex +3% Y-o-Y +13% Y-o-Y

8 Revenue RCN Metro Results ($ in millions) EBITDA Note: Totals may not add due to rounding. EBITDA Margin Capex +12% Y-o-Y +43% Y-o-Y

9 Liquidity / Debt Position Free Cash Flow Cash & Short Term Investments Leverage Ratios Debt Maturity Profile Note: Totals may not add due to rounding. ($ in millions) 4.0x Maximum YE2009 Secured Leverage

10 2009 Key Initiatives Leverage strong competitive position to capture vertical opportunity Maintain prudent investment in growth projects Extend margin expansion progress Continue investments in customer experience Identify / evaluate accretive business development opportunities Generate Solid Free Cash Flow and Build Shareholder Value